UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

Pemco Aviation Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13829	84-0985295
(State of Incorporation)	(Commission File Number)	(IRS Employer IdentificationNumber)

1943 North 50th Street

Birmingham, Alabama 35212

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (205) 592-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed on a Form 8-K filed by Pemco Aviation Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on February 21, 2006, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) dated February 15, 2006 with Silver Canyon Services, Inc. (“Silver Canyon”), pursuant to which the Company issued to Silver Canyon a senior secured note due February 15, 2007 in the principal amount of $5,000,000 (the “Note”). The Company entered into the Note Purchase Agreement in order to secure working capital and minimum required pension funding. On July 31, 2006, Silver Canyon assigned the Note Purchase Agreement and sold the Note to Special Value Bond Fund, LLC, which is managed by Tennenbaum Capital Partners, LLC. The Chairman of the Company, Michael E. Tennenbaum, is the Senior Partner of Tennenbaum Capital Partners, LLC. The Note and the Note Purchase Agreement were amended on February 15, 2007 in order to extend the maturity date for the principal amount of the Note to the earlier of February 15, 2008 or the date on which amounts under the Company’s credit facility with Wachovia Bank and Compass Bank become due (currently August 31, 2007).

On July 31, 2007, the Company entered into an Amended and Restated Senior Secured Note (the “Amended and Restated Note”) with Special Value Bond Fund, LLC, in which the maturity date of the Note has been revised so that the principal amount of the Note now matures on February 15, 2009. In addition, the Company executed Amendment No. 2 to the Note Purchase Agreement (“Amendment No. 2”) with Special Value Bond Fund, LLC, to confirm the revised maturity date of February 15, 2009 for the Note. In Amendment No. 2, Special Value Bond Fund, LLC (i) consented to the Company’s proposed sale of Pemco World Air Services, Inc., a wholly-owned subsidiary of the Company (“PWAS”), at the purchase price set forth in the Stock Purchase Agreement dated as of July 10, 2007, by and among the Company, WAS Aviation Services, Inc. and PWAS, provided that such sale is consummated by November 30, 2007, and (ii) subject to certain conditions, waived its right to require the Company to repurchase the Amended and Restated Note from Special Value Bond Fund, LLC in the event of such a sale. All other terms and conditions of the Note and the Note Purchase Agreement remain the same.

The foregoing description of the terms of the Amended and Restated Note and Amendment No. 2 to the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Note and Amendment No. 2 to the Note Purchase Agreement, copies of which are attached as exhibits to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2, dated July 31, 2007, to the Note Purchase Agreement among the Company, Special Value Bond Fund, LLC and the subsidiary guarantors

10.2	Amended and Restated Senior Secured Note Due February 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2007	PEMCO AVIATION GROUP, INC.

	By:	/s/ Randall C. Shealy
	Name:	Randall C. Shealy
	Title:	Senior Vice President and Chief Financial Officer